UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 19, 2009

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

    In connection with the Vitol Change of Control described under Item 5.01 below, SemGroup Energy Partners, L.P. (the “Partnership”) entered into an Amendment to Credit Agreement (the “Amendment”) with its lenders on November 19, 2009.  The Amendment allowed for the Vitol Change of Control.  In addition, among other things, the Amendment (i) permanently reduced the Partnership’s revolving credit facility under the Credit Agreement from $50.0 million to $40.0 million, (ii) requires the Partnership to make annual prepayments with 75% of excess cash flow, (iii) prohibits the Partnership from entering into any contract or arrangement for the purpose of hedging or speculating in the price of any commodity and (iv) eliminates the Partnership’s ability to repurchase amounts outstanding under the Credit Agreement via a Dutch auction process.  The Partnership paid the Lenders executing the Amendment a fee equal to 0.10% of the aggregate commitments of such Lenders under the Credit Agreement after the above described commitment reduction.

    After giving effect to the Amendment, the Partnership is expected to have $422.5 million in outstanding borrowings under its credit facility (including $22.5 million under its revolving credit facility and $400.0 million under its term loan facility), with an aggregate unused credit availability under its revolving credit facility and cash on hand of approximately $19.3 million. Amounts outstanding under the Partnership’s revolving credit facility will never exceed $40.0 million.

    This description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.01.	Changes in Control of Registrant.

    As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 8, 2009, Vitol, Inc. (“Vitol”) and Manchester Securities Corp. entered into an agreement pursuant to which Vitol would acquire 100% of the membership interests in SemGroup Energy Partners G.P., L.L.C., the Partnership’s general partner (the “General Partner”), and the Partnership’s subordinated units.  On November 24, 2009, the transactions contemplated by the agreement were consummated and Vitol acquired 100% of the membership interests in the General Partner and the Partnership’s subordinated units (the “Vitol Change of Control”).  As owner of 100% of the membership interests in the General Partner, Vitol effectively controls the General Partner and the Partnership, and SemGroup, L.P., the Partnership’s former parent, no longer has any ownership interest in the General Partner.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reorganization of the Board

    In connection with the Vitol Change of Control, the Board of Directors of the General Partner (the “Board”) was reconstituted.  Pursuant to notices given on November 20, 2009, Messrs. Edward F. Kosnik and Gabriel Hammond resigned from the Board effective as of the closing of the Vitol Change of Control, which occurred on November 24, 2009.  In addition, on November 24, 2009, Messrs. David N. Bernfeld and Dave Miller resigned from the Board.  The resignations by Messrs. Kosnik, Hammond, Bernfeld and Miller were not due to any disagreements with the Partnership or the General Partner.

    In addition, on November 24, 2009, Messrs. Miguel A. (“Mike”) Loya, Javed Ahmed, James C. Dyer, IV, Christopher G. Brown, Steven M. Bradshaw and John A. Shapiro were appointed to the Board.  Messrs. Loya, Ahmed, Dyer and Brown are affiliated with Vitol.  Messrs. Bradshaw and Shapiro will serve as independent members of the Board and will be members of the Conflicts Committee, Audit Committee and Compensation Committee of the Board.  Mr. Bradshaw will chair the Conflicts Committee while Mr. Shapiro will chair the Compensation Committee.  Mr. Duke R. Ligon will continue to serve on the Board and will remain as the Chairman of the Board, the chair of the Audit Committee and a member of the Compensation Committee and the Conflicts Committee of the Board.

    As independent members of the Board, Messrs. Bradshaw, Shapiro and Ligon will receive the following compensation: (i) $75,000 per year as an annual retainer fee, (ii) $5,000 per year for serving on each committee of the Board (except that the chairperson of each committee will receive $10,000 per year for serving as chairperson of such committee), (iii) $10,000 per year if Chairman of the Board, (iv) $2,000 per diem for each Board or committee meeting attended, (v) 5,000 restricted common units upon becoming a director, vesting in one-third increments over a three-year period, (vi) 2,500 restricted common units on each anniversary of becoming a director, vesting in one-third increments over a three-year period, (vii) reimbursement for out-of-pocket expenses associated with attending Board or committee meetings and (viii) director and officer liability insurance coverage.  The initial grants of restricted common units to Messrs. Bradshaw and Shapiro were made pursuant to a restricted common unit agreement, the form of which is filed as Exhibit 10.9 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-141196), filed May 25, 2007.

    Mr. Loya has served as a director of Vitol since 1997 and as the President of Vitol, Inc. since 1999.  As such, he is Vitol’s senior shareholder responsible for the management of the Vitol Group’s trading activities, companies and assets in North and South America.  Previously, Mr. Loya has enjoyed positions with Transworld Oil U.S.A., Inc., Tenneco Inc. and Exxon Mobile Corporation. He currently serves on the board of OTC Global Holdings Co., Yes Prep Public Schools and Pilot Travel Centers LLC.  Mr. Loya holds an MBA from Harvard University and a Bachelors degree in mechanical engineering from the University of Texas at El Paso.

    Mr. Ahmed has served as the Head of Acquisitions and Investments for the Vitol Group since June 2009.  Prior to joining Vitol, Mr. Ahmed was at Morgan Stanley from 1997 to 2009, and was a Managing Director in that firm’s Commodities Group.  Mr. Ahmed currently serves on the board of directors of Vitol Tank Terminals International, which owns and controls significant oil products tankage globally.  He has previously served on the board of directors of Heidmar Group Inc., TransMontaigne Inc. and TransMontaigne GP L.L.C., the general partner of TransMontaigne Partners L.P.  Mr. Ahmed holds a Juris Doctor degree and an MBA from Harvard University and a Bachelors degree from Yale University.

    Mr. Dyer has served as a director and Vice President, Projects and Business Development, of Vitol, Inc. since 2005.  Mr. Dyer first joined Vitol in 1990, where he was responsible for structured financing and project development.  From 2001 to 2003, Mr. Dyer served as Corporate Senior Vice President and Chief Commercial Officer for El Paso Merchant Petroleum, and from 1998 to 2001 he served as an officer in various capacities at Engage Energy US, L.P., a natural gas and electric power marketing joint venture between the Coastal Corporation and Westcoast Energy (Canada).  From 1996 to 1998, he was President and CEO of Euromin, Inc., a Vitol subsidiary engaged in trading aluminum and other nonferrous metals.  Prior to that time, he was Chief Economist for Texas Commerce Bank.  Mr. Dyer is a Chartered Financial Analyst and a Financial Analysts Federation, Fellow and holds degrees in accounting and economics.

    Mr. Brown has served as a crude oil trader at Vitol since February 2005.  Prior to joining Vitol, Mr. Brown had served as a crude oil trader for Koch Supply and Trading, LP since 1997.  Previously, he had served in various positions with Koch Oil Company and Koch Refining Company.  Mr. Brown holds a Bachelors degree in chemical engineering from the University of Minnesota.

    Mr. Bradshaw has over 30 years of experience in the global logistics and transportation industry and currently serves as the Managing Director at Global Logistics Solutions.  From 2005 to 2009, he served as Vice President - Administration of Premium Drilling, Inc., an offshore drilling contractor that provides jack-up drilling services to the oil and gas industry in the United States and internationally.  Previously, he served as Executive Vice President of Skaugen PetroTrans, Inc. from 2001 to 2003 and as President, Refined Products Division at Kirby Corporation, from 1992 to 1996.  Mr. Bradshaw also served as an officer in the United States Navy and holds an MBA from Harvard University and a Bachelors degree in mathematics from the University of Missouri-Columbia.  There is no arrangement or understanding between Mr. Bradshaw and any other persons or entities pursuant to which Mr. Bradshaw was appointed as a director.

    Mr. Shapiro recently retired as an officer at Morgan Stanley & Co. where he had served for more than 24 years in various capacities, most recently as Global Head of Commodities.  While an officer at Morgan Stanley, Mr. Shapiro participated in the successful acquisitions of TransMontaigne Inc. and Heidmar Inc. and served as a member of the board of directors of both companies.  Prior to joining Morgan Stanley & Co., Mr. Shapiro worked for Conoco, Inc. and New England Merchants National Bank.  Mr. Shapiro has been a lecturer at Princeton University, Harvard University School of Government, HEC Business School (Paris, France) and Oxford University Energy Program (Oxford, UK).  In addition, he serves on the board of directors of Citymeals-on-Wheels and holds an MBA from Harvard University and a Bachelors degree in economics from Princeton University.  There is no arrangement or understanding between Mr. Shapiro and any other persons or entities pursuant to which Mr. Shapiro was appointed as a director.

Reorganization of the Management Team

    On November 24, 2009, Mr. J. Michael Cockrell was appointed as the President and Chief Operating Officer of the General Partner.  In addition, Messrs. Kevin L. Foxx and Michael J. Brochetti are stepping down from their current positions as President and Chief Executive Officer of the General Partner and Executive Vice President—Corporate Development and Treasurer of the General Partner, respectively, but are expected to remain as consultants to the General Partner until March 1, 2010 to facilitate an orderly transition.  The General Partner expects to enter into consulting agreements with Messrs. Foxx and Brochetti in the near future.

    Mr. Cockrell, age 62, has extensive experience in the crude oil industry and prior to joining the General Partner served as Senior Vice President, Commercial Upstream, of the general partner of TEPPCO Partners, L.P. from February 2003 until November 2009. Previously he had served in various positions with the general partner of TEPPCO Partners, L.P. including serving as Vice President, Commercial Upstream.

    In connection with his appointment as the President and Chief Operating Officer of the General Partner, Mr. Cockrell will enter into an employment agreement substantially in the form attached hereto as Exhibit 10.2 (the “Employment Agreement”) and the General Partner’s customary indemnification agreement substantially in the form filed as Exhibit 10.7 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-141196), filed May 25, 2007.

    Pursuant to the Employment Agreement, Mr. Cockrell will be paid an initial annual base salary of $282,000. The Employment Agreement has a five year term. In addition, during the period from 2010 to 2013, Mr. Cockrell is entitled to certain deferred payments as compensation for long-term incentive awards which he forfeited upon leaving his prior employer, which payments will total $2,080,377, and may be made in the form of cash or equity incentives.  These deferred payment amounts will be accelerated upon a Change of Control (as defined below), or upon his termination without Cause (as defined below), for Good Reason (as defined below) or due to death or disability.  Mr. Cockrell is also eligible for discretionary bonus awards and long-term incentives which may be made from time to time in the sole discretion of the Board.  The Employment Agreement also provides that Mr. Cockrell is eligible to participate in any employee benefit plans maintained by the General Partner and is entitled to reimbursement for certain out-of-pocket expenses.  Mr. Cockrell has agreed not to disclose any confidential information obtained by him while employed under the Employment Agreement and has agreed to a one year non-solicitation covenant, which in no event will continue past the 5th anniversary of the effective date of the agreement.

    Except in the event of termination for Cause (as defined below), termination by Mr. Cockrell other than for Good Reason (as defined below), termination after the expiration of the term of the Employment Agreement or termination due to death or disability, the Employment Agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to his base salary for the lesser of (i) two years or (ii) the remainder of the employment term, and Mr. Cockrell will also be entitled to continued participation in the General Partner’s welfare benefit programs for the same period of time. Based upon Mr. Cockrell's current base salary, the maximum amount of the lump sum severance payment would be $564,000, in addition to continued participation in the General Partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.  Furthermore, the deferred payment amounts described above would be accelerated and paid in a lump sum.  Upon termination of his employment due to death or disability, Mr. Cockrell and/or his dependents would be entitled to the benefits continuation described above, his unpaid base salary and accelerated payment of the deferred payment amounts described above.

    For purposes of the Employment Agreement:

    “Cause” means (i) conviction of the officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the Board; (iii) the officer’s material breach or default in the performance of his obligations under the Employment Agreement; or (iv) the officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the General Partner.

    “Good Reason” means (i) a material reduction in the officer’s base salary; (ii) a material diminution of the officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the officer’s principal work location to a location more than 100 miles from its current location.

    “Change of Control” means any of the following events: (i) any person or group other than SemGroup, L.P. or Vitol, Inc., or their respective affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Partnership or in the General Partner; (ii) the Partnership’s limited partners approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of the assets of the General Partner or the Partnership in one or more transactions to any person other than the General Partner and its affiliates; or (iv) a transaction resulting in a person other than the General Partner or an affiliate of the General Partner being the Partnership’s general partner.

    This description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Acceleration of Awards and Payments

    The Vitol Change of Control constituted a change of control under the General Partner’s Long-Term Incentive Plan (the “LTIP”), which resulted in the vesting of all outstanding awards under the LTIP at the time of the change of control.

    In addition, the Vitol Change of Control resulted in a change of control under the employment agreements of Messrs. Foxx, Brochetti, Schwiering, Alex G. Stallings and Jerry A. Parsons. If within one year after the Vitol Change of Control any such officer is terminated by the General Partner without Cause (as defined in the employment agreements) or such officer terminates the agreement for Good Reason (as defined in the employment agreements), he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in the General Partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Upon such an event, Messrs Foxx, Brochetti, Stallings, Schwiering and Parsons would be entitled to lump sum payments of $900,000, $600,000, $600,000, $500,000 and $500,000, respectively, in addition to continued participation in the general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.  It is anticipated that Messrs. Foxx and Brochetti will be paid these amounts at the termination of their service as consultants to the General Partner on March 1, 2010.

    The Vitol Change of Control also constituted a change of control under the General Partner’s 2009 Executive Cash Bonus Plan (the “Executive Cash Bonus Plan”).  As such, awards under the Executive Cash Bonus Plan will be determined on a pro-rata basis as of the date of the Vitol Change of Control with the actual earnings before interest, taxes, depreciation and amortization, and restructuring and certain other non-cash charges (“EBITDA”) of the Partnership, the crude business and the asphalt business, respectively, being calculated as of the most recently completed month prior to the Vitol Change of Control (the “Change of Control Period”) for which financial statements are available and the target performance measures being adjusted for the Change of Control Period as described in “Part II. Item 9B. Other Information” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on July 2, 2009.  The Partnership currently estimates such payments to be approximately $270,000, $180,000, $180,000, $193,750 and $150,000 to Messrs. Foxx, Brochetti, Stallings, Schwiering and Parsons, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    Effective December 1, 2009, the Board approved a change to the name of the Partnership from SemGroup Energy Partners, L.P. to Blueknight Energy Partners, L.P.  The name change was effected by a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership (the “Certificate”), as filed with the Secretary of State of the State of Delaware on November 19, 2009.

    Additionally, effective December 1, 2009, the General Partner approved a change to the name of the General Partner from SemGroup Energy Partners G.P., L.L.C. to Blueknight Energy Partners G.P., L.L.C.  The name change was effected by a Certificate of Amendment to the Certificate of Formation of the General Partner (the “General Partner Certificate”), as filed with the Secretary of State of the State of Delaware on November 20, 2009.

    Copies of the Certificate and the General Partner Certificate are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

    On November 24, 2009, the Partnership issued a press release announcing the Vitol Change of Control and the reconstitution of the Board and the management team.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

    Baker Botts L.L.P. has been counsel to the Partnership and will continue as counsel subsequent to the Vitol Change of Control.

    In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amended and Restated Certificate of Limited Partnership of the Registrant, dated as of November 19, 2009, to be effective as of December 1, 2009.
3.2	—	Amended and Restated Certificate of Formation of the General Partner dated as of November 20, 2009, to be effective as of December 1, 2009.
10.1	—
Amendment to Credit Agreement, dated as of November 19, 2009, by and among SemGroup Energy Partners, L.P., as Borrower, SemGroup Energy Partners Operating, L.L.C., SemGroup Energy Partners, L.L.C., SemGroup Crude Storage, L.L.C., SemPipe, L.P., SemPipe G.P., L.L.C., SGLP Management, Inc., SemMaterials Energy Partners, L.L.C. and SGLP Asphalt, L.L.C., as Guarantors, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.

10.2	—	Form of Employment Agreement.
99.1	—	Press release dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  November 24, 2009                                            By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amended and Restated Certificate of Limited Partnership of the Registrant, dated as of November 19, 2009.
3.2	—	Amended and Restated Certificate of Formation of the General Partner dated as of November 20, 2009.
10.1	—
Amendment to Credit Agreement, dated as of November 19, 2009, by and among SemGroup Energy Partners, L.P., as Borrower, SemGroup Energy Partners Operating, L.L.C., SemGroup Energy Partners, L.L.C., SemGroup Crude Storage, L.L.C., SemPipe, L.P., SemPipe G.P., L.L.C., SGLP Management, Inc., SemMaterials Energy Partners, L.L.C. and SGLP Asphalt, L.L.C., as Guarantors, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.

10.2	—	Form of Employment Agreement.
99.1	—	Press release dated November 24, 2009.